Exhibit 99.1

Press Release

COSTCO WHOLESALE CORPORATION REPORTS FIRST QUARTER

FISCAL YEAR 2016 OPERATING RESULTS

ISSAQUAH, Wash., December 8, 2015 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced its operating results for the first quarter (twelve weeks) of fiscal 2016, ended November 22, 2015.

Net sales for the first quarter increased one percent, to $26.63 billion from $26.28 billion during the first quarter last year.

Comparable sales for the first quarter of fiscal 2016 were as follows:

12 Weeks

U.S.	2%
Canada	-9%
Other International	-5%

Total Company	-1%

Comparable sales for this period excluding the negative impacts from gasoline price deflation and foreign exchange were as follows:

12 Weeks

U.S.	6%
Canada	9%
Other International	7%

Total Company	6%

Net income for the quarter was $480 million, or $1.09 per diluted share, compared to $496 million, or $1.12 per diluted share, last year.

Costco currently operates 697 warehouses, including 487 in the United States and Puerto Rico, 90 in Canada, 36 in Mexico, 27 in the United Kingdom, 24 in Japan, 12 in Korea, 11 in Taiwan, eight in Australia and two in Spain. The Company plans to open one additional warehouse before the end of calendar year 2015. Costco also operates electronic commerce web sites in the U.S., Canada, the United Kingdom, Mexico and Korea.

A conference call to discuss these fiscal 2016 first quarter operating results is scheduled for 8:00 a.m. (PT) tomorrow, December 9, 2015, and is available via a webcast on www.costco.com (click on Investor Relations and “Play Webcast”).

Press Release

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (including health care costs), energy and certain commodities, geopolitical conditions, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements, except as required by law.

CONTACTS: Costco Wholesale Corporation

Richard Galanti, 425/313-8203, Bob Nelson, 425/313-8255, Jeff Elliott, 425/313-8264

Press Release

COSTCO WHOLESALE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data)

(unaudited)

	November 22, 2015	November 23, 2014
REVENUE
Net sales	$26,627	$26,284
Membership fees	593	582

Total revenue	27,220	26,866
OPERATING EXPENSES
Merchandise costs	23,621	23,385
Selling, general and administrative	2,806	2,696
Preopening expenses	26	15

Operating income	767	770
OTHER INCOME (EXPENSE)
Interest expense	(33)	(26)
Interest income and other, net	28	35

INCOME BEFORE INCOME TAXES	762	779
Provision for income taxes	275	274

Net income including noncontrolling interests	487	505
Net income attributable to noncontrolling interests	(7)	(9)

NET INCOME ATTRIBUTABLE TO COSTCO	$480	$496

NET INCOME PER COMMON SHARE ATTRIBUTABLE TO COSTCO:
Basic	$1.10	$1.13

Diluted	$1.09	$1.12

Shares used in calculation: (000’s)
Basic	438,342	438,760
Diluted	441,386	442,210

Cash dividends declared per common share	$0.40	$0.355

Press Release

COSTCO WHOLESALE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in millions, except par value and share data)

(unaudited)

Subject to Reclassifications

	November 22, 2015	August 30, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,054	$4,801
Short-term investments	1,229	1,618
Receivables, net	1,359	1,224
Merchandise inventories	10,382	8,908
Deferred income taxes and other current assets	834	748

Total current assets	18,858	17,299

PROPERTY AND EQUIPMENT
Land	5,079	4,961
Buildings and improvements	13,150	12,618
Equipment and fixtures	5,480	5,274
Construction in progress	647	811

	24,356	23,664
Less accumulated depreciation and amortization	(8,489)	(8,263)

Net property and equipment	15,867	15,401

OTHER ASSETS	726	728

TOTAL ASSETS	$35,451	$33,428

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$10,378	$9,011
Current portion long-term debt	1,281	1,283
Accrued salaries and benefits	2,436	2,468
Accrued member rewards	812	813
Deferred membership fees	1,350	1,269
Other current liabilities	2,036	1,696

Total current liabilities	18,293	16,540
LONG-TERM DEBT, excluding current portion	4,845	4,852
DEFERRED INCOME TAXES AND OTHER LIABILITIES	1,233	1,193

Total liabilities	24,371	22,585

COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred stock $.005 par value; 100,000,000 shares authorized; no shares issued and outstanding	0	0
Common stock $.005 par value; 900,000,000 shares authorized; 439,777,000 and 437,952,000 shares issued and outstanding	2	2
Additional paid-in capital	5,247	5,218
Accumulated other comprehensive loss	(1,105)	(1,121)
Retained earnings	6,704	6,518

Total Costco stockholders’ equity	10,848	10,617
Noncontrolling interests	232	226

Total equity	11,080	10,843

TOTAL LIABILITIES AND EQUITY	$35,451	$33,428